Exhibit 99.1

VSS Holding, Inc. and Subsidiaries Financial Statements for the Year Ended December 31, 2006, and Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors:

We have audited the accompanying consolidated balance sheet of VSS Holding, Inc. and Subsidiaries (the “Company”) as of December 31, 2006, and the related consolidated statements of operations,  shareholders’ deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2006, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP
Los Angeles, California March 21, 2007

VSS HOLDING, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2006

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$293,000
Accounts receivable (less allowance for doubtful accounts and billing adjustments of $422,000)	9,505,000
Prepaid insurance	585,000
Other current assets	530,000
Deferred tax assets	2,511,000
Total current assets	13,424,000

PROPERTY AND EQUIPMENT—Net	1,922,000
OTHER ASSETS	58,000
TOTAL	$15,404,000

LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Line of credit	$3,198,000
Bank overdraft	788,000
Accounts payable	617,000
Accrued liabilities	2,204,000
Accrued physician compensation	1,560,000
Accrued medical malpractice	4,596,000
Current obligations under capital leases	144,000
Current portion of note payable to related parties	251,000
Current portion of long-term debt	1,175,000
Total current liabilities	14,533,000

LONG-TERM DEBT, less current portion	292,000
NOTE PAYABLE TO RELATED PARTIES, less current portion	749,000
OBLIGATIONS UNDER CAPITAL LEASES, less current portion	362,000
DEFERRED TAX LIABILITIES	15,000
DEFERRED RENT	1,181,000

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ DEFICIT
Common stock, no par value—500,000 shares authorized; 196,750 shares issued and outstanding	—
Paid-in capital	2,757,000
Unallocated ESOP shares	(4,392,000)
Retained deficit	(93,000)
Total shareholders’ deficit	(1,728,000)
TOTAL	$15,404,000

See notes to consolidated financial statements.

VSS HOLDING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2006

REVENUES	$61,047,000

COST OF REVENUES	43,010,000

GROSS PROFIT	18,037,000

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	20,094,000

LOSS FROM OPERATIONS	(2,057,000)

OTHER INCOME (EXPENSE)
Interest income	8,000
Interest expense	(533,000)
Other expense	(11,000)

LOSS BEFORE BENEFIT FOR INCOME TAXES	(2,593,000)

BENEFIT FOR INCOME TAXES	488,000

NET LOSS	$(2,105,000)

See notes to consolidated financial statements.

VSS HOLDING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ DEFICIT
YEAR ENDED DECEMBER 31, 2006

	Shares	Common Stock	Paid-in Capital	Unallocated ESOP Shares	Retained Earnings (Deficit)	Total Shareholders’ Deficit
Balance at December 31, 2005	196,750	—	$663,000	$(5,677,000)	$2,012,000	$(3,002,000)

Net loss	—	—	—	—	(2,105,000)	(2,105,000)

Stock-based compensation - stock options	—	—	1,575,000	—	—	1,575,000

Allocation of ESOP shares - cost	—	—	—	1,285,000	—	1,285,000

Allocation of ESOP shares - fair value adjustment	—	—	519,000	—	—	519,000

Balance at December 31, 2006	196,750	—	$2,757,000	$(4,392,000)	$(93,000)	$(1,728,000)

See notes to consolidated financial statements

VSS HOLDING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,105,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	416,000
Provision for doubtful accounts and billing adjustments	208,000
Increase in deferred income taxes	(1,013,000)
Stock-based compensation - stock options	1,575,000
Stock-based compensation - ESOP shares	519,000
Loss on disposal of property and equipment	63,000
Changes in operating assets and liabilities:
Accounts receivable	(1,963,000)
Other current assets	(454,000)
Other assets	(48,000)
Accounts payable	91,000
Accrued liabilities	693,000
Accrued medical malpractice	784,000
Accrued physician compensation	261,000
Income taxes payable	(327,000)
Deferred rent	917,000

Net cash used in operating activities	(383,000)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,089,000)
Proceeds from disposal of property and equipment	3,000

Net cash used in investing activities	(1,086,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Decrease in bank overdraft	(46,000)
Proceeds from ESOP loan repayment	1,285,000
Borrowings under line of credit	559,000
Proceeds from long-term debt	903,000
Payments on long-term debt	(1,549,000)
Principal payments on capital leases	(125,000)

Net cash provided by financing activities	1,027,000

NET DECREASE IN CASH AND CASH EQUIVALENTS	(442,000)

CASH AND CASH EQUIVALENTS—Beginning of year	735,000

CASH AND CASH EQUIVALENTS—End of year	$293,000

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION—Cash paid during the year for:
Income taxes, net of refunds	$784,000

Interest	$561,000

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Prepaid insurance purchased through a premium financing company	$903,000
Equipment acquired through a capital lease transaction	$274,000

See notes to consolidated financial statements.

VSS HOLDING, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2006

1.                                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity

VSS Holding, Inc. and Subsidiaries (the “Company”), a C corporation, is engaged in the business of providing physicians to hospitals and clinics in need of either the temporary or permanent services of a physician. Substantially all revenues and receivables are from hospitals and clinics receiving these services.

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries.  All significant intercompany amounts and transactions have been eliminated.

Cash and cash equivalents

The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less on the date of purchase and investments in money market accounts to be cash equivalents.

Accounts Receivable

Accounts receivables are carried at original invoice amount less an allowance for doubtful accounts and an allowance for billing adjustments based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts. Trade receivables are considered to be past due if any portion of the receivable balance is outstanding for more than 90 days and are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received.  Management determines the allowance for billing adjustments based upon historical billing adjustment experience.

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation and amortization. Expenditures for maintenance and repairs are expensed when incurred and betterments are capitalized.

Depreciation and amortization of computer equipment, furniture and fixtures and capital lease equipment is calculated using the double-declining balance method over the estimated useful lives of the assets, which range from three to seven years.  Leasehold improvements are amortized on a straight-line basis over the shorter of the term of the lease or the estimated useful life.

Accrued Medical Malpractice

The Company maintains an accrual for professional liability self-insured retention limits which is included in current liabilities. The Company determines the adequacy of this accrual by evaluating historical experience and trends. The Company uses actual claims data to determine the approximate reserves for incurred but not reported professional liability claims.

Deferred Rent

In accordance with SFAS No. 13, “Accounting for Leases,” the Company records rent expense under its operating leases on a straight-line basis over the lease term.  The cumulative difference between straight-line rent expense and monthly cash payments is recorded as deferent rent in the accompanying consolidated balance sheet.

Revenue Recognition

Revenue consists of fees earned from the temporary placement of healthcare professionals, net of sales adjustments and allowances, and is recognized when earned based on hours worked by the temporary healthcare professionals.   The sales allowance and adjustments reserve is based on historical billing adjustment experience and is recorded as reduction to revenues.

Stock Based Compensation

Prior to January 1, 2006, the Company accounted for stock-based compensation using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25) and elected to provide the pro-forma disclosure requirements of Statement of Financial Accounting Standards No. 123, “Share-Based Payment,” (SFAS 123), as amended by Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure.”  Under the intrinsic value method, the Company recognized share-based compensation equal to the award’s intrinsic value, if any, at the time of grant over the requisite service periods using the straight-line method.

Effective January 1, 2006, the Company adopted SFAS No. 123 (revised 2004), “Share-Based Payment,” (SFAS No. 123(R)) which requires that compensation costs related to share-based payment transactions be recognized in financial statements.  The Company adopted SFAS 123(R) using the prospective method.  Under this method, the Company will continue to apply APB No. 25 to awards outstanding at December 31, 2005 (provided that such awards are not modified after the date of SFAS 123(R) adoption).  Compensation costs for all awards granted after the date of adoption and modifications of any previously granted awards outstanding at the date of adoption are measured at estimated fair value and including in operating expenses over the vesting period during which an employee provides service in exchange for the award.  The adoption of SFAS No. 123(R) did not have an impact on loss before income taxes, net loss, cash flows from operations or cash flows from financing activities.

As of December 31, 2006, the Company had a single stock option plan that was established in January 2002 (the Plan).   The Plan permits the grant of stock options for up to 16,265 shares of common stock.    Stock option awards are generally granted with an exercise price equal to the market price of the Company’s stock at the date of grant. Options are generally to be exercised within ten years from the date of the grant with a vesting schedule of five years.

An officer of the Company was granted 13,416 options outside of the Plan as part of his employment contract with the Company.  Such officer also has a provision in his employment contract that requires the Company to pay a cash bonus during each calendar year in which he exercises any or all of his stock options in an amount equal to the lower of (1) the individuals increased federal and state income tax liabilities associated with the exercise of stock options or (2) the Company’s federal and state income tax savings resulting from the deduction available to the Company upon exercise of the options.  In accordance with APB 25, a cash bonus and a stock option award shall be accounted for as a combined award if payment (by the entity) or refund (by the employee) of the cash bonus is contingent upon exercise of the option award. A cash bonus that is not fixed and that is contingent upon exercise of an option award shall be accounted for as a combined variable award. The Company recognized compensation expense of $1,575,000 in the year ended December 31, 2006 associated with these awards and an income tax benefit of approximately $400,000.

The following table summarizes stock option activity for the year ended December 31, 2006:

	Options	Weighted Average Exercise Price	Aggregate Intrinsic Value

Outstanding as of December 31, 2005	26,181	$80.10
Granted	—	—
Exercised	—	—
Forfeited	—	—

Outstanding as of December 31, 2006	26,181	$80.10	$2,645,000

Exercisable as of December 31, 2006	24,017	$80.12	$2,426,000

The Company did not grant or modify any stock options during the year ended December 31, 2006.  The weighted-average remaining contractual term for options exercisable and options outstanding at December 31, 2006 is approximately 4.16 years.

Recent Accounting Pronouncements

In June 2006, the FASB issued FASB Interpretation No. 48 “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (FIN 48). FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on accounting for derecognition, interest, penalties, accounting in interim periods, disclosure and classification of matters related to uncertainty in income taxes, and transitional requirements upon adoption of FIN 48. FIN 48 is effective with the Company’s fiscal year beginning January 1, 2007. The Company is currently evaluating the effect that adoption of this statement will have on the Company’s consolidated financial position and results of operations when it becomes effective.

In September 2006, the FASB issued SFAS No. 157 “Fair Value Measurements” (SFAS 157), which defines fair value, establishes a framework for consistently measuring fair value under GAAP, and expands disclosures about fair value measurements. SFAS 157 is effective for the company beginning January 1, 2008, and the provisions of SFAS 157 will be applied prospectively as of that date. The Company is currently evaluating the effect that adoption of this statement will have on the Company’s consolidated financial position and results of operations when it becomes effective.

In February 2007, the FASB issued SFAS No. 159 “The Fair Value Option for Financial Assets and Liabilities — Including and amendment of FASB Statement No. 115” (SFAS 159), which permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS 159 is effective for the Company beginning January 1, 2008, and the provisions of SFAS 159 will be applied prospectively as of that date. The Company is currently evaluating the effect that adoption of this statement will have on the Company’s consolidated financial position and results of operations when it becomes effective.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Impairment of Long-Lived Assets

Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. No impairment write-downs were required during the year ended December 31, 2006.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, receivables, payables, accrued liabilities, note payable and long-term debt. The carrying amount of cash and cash equivalents, receivables, payables and accrued liabilities approximates fair value because of the short-term nature of these items. The carrying amount of long-term debt approximates fair value given the length of time to maturity of each individual borrowing.  The carrying amount of the line of credit approximates fair value as it bears interest at variable rates. The fair value of the note payable cannot be determined due to its related party nature.

Advertising

Advertising costs, which are included in selling, general and administrative expenses, are expensed as incurred. Advertising expense amounted to approximately $1,276,000 for the year ended December 31, 2006.

Income Taxes

Income taxes are determined in accordance with SFAS No. 109 “Accounting for Income Taxes,” (SFAS 109) , which requires recognition of deferred income tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income tax liabilities and assets are determined based on the difference between financial statement and tax bases of assets and liabilities using estimated tax rates in effect for the year in which the differences are expected to reverse. SFAS 109 also provides for the recognition of deferred tax assets only if it is more likely than not that the asset will be realized in future years.

2.                                      PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of December 31, 2006:

Computer equipment	$906,000
Furniture and fixtures	242,000
Leasehold improvements	1,170,000
Property and equipment under capital lease	926,000
Total	$3,244,000
Less accumulated depreciation and amortization	1,322,000
Net property and equipment	$1,922,000

Depreciation and amortization expense amounted to approximately $416,000 for the year ended December 31, 2006, of which approximately $152,000 related to amortization expense on property and equipment under capital lease.

3.                                      BANK LINE OF CREDIT AND LONG TERM DEBT

The Company has a bank line of credit agreement which allows the Company to borrow a maximum amount of $10,000,000 at an interest rate equal to the prime rate (8.25% at December 31, 2006). The Company is also charged a monthly fee at the rate of .25% per annum on the average daily unused credit line amount. The line-of-credit expires on May 31, 2010, and is collateralized by the Company’s receivables. The balance on the line-of-credit at December 31, 2006 was $3,198,000.  The bank line of credit agreement requires the Company to meet certain financial covenants such as minimum debt service coverage ratio and minimum quarterly cumulative net income.  At December 31, 2006, the Company was not in compliance with certain of its covenant requirements and obtained a waiver of the debt covenant violations from the bank.

Long-term obligations consist of the following fixed rate obligations as of December 31, 2006:

10% note payable to related parties (Note 6) with monthly interest-only installments of $8,336 through December 1, 2006, thereafter beginning monthly installments of $28,327 including interest, collateralized by unallocated ESOP shares, due June 1, 2010	$1,000,000

6.75% note payable to a finance company (Note 6) in monthly installments of $48,661 including interest, collateralized by accounts receivable, due June 1, 2008.	875,000

7.48% financing agreement related to prepaid insurance with monthly payments of $93,445, including interest, due June 1, 2007	549,000

5.99% note payable to a finance company in monthly installments of $8,616 including interest, collateralized by property, due April 13, 2007	34,000

4.99% note payable to a finance company in monthly installments of $4,775 including interest, collateralized by equipment, due February 28, 2007	9,000

Total long-term debt	$2,467,000

Less current portion	1,426,000

Non-current portion	$1,041,000

Future maturities of long-term obligations are as follows:

Year Ending December 31
2007	$1,426,000
2008	569,000
2009	307,000
2010	165,000
2011	—
$2,467,000

The bank line of credit and $1,875,000 of the long-term obligations noted above were repaid in January 2007 in connection with the acquisition of the Company by On Assignment, Inc. (Note 9).

4.                                      LEASE COMMITMENTS

The Company leases equipment under long-term capital leases with expirations from April 2007 through September 2010.  The cost of these assets was approximately $926,000 and accumulated amortization was approximately $484,000 at December 31, 2006.  The Company also leases office space under non-cancelable operating leases with expirations from December 2007 through December 2016.

Future minimum lease payments under non-cancelable operating leases and the present value of future minimum capital lease payments are as follows:

Year ending December 31	Capital Leases	Operating Leases
2007	$175,000	$825,000
2008	175,000	825,000
2009	166,000	839,000
2010	52,000	815,000
2011	—	665,000
Thereafter	—	2,703,000
Total minimum lease payments	$568,000	$6,672,000
Less amount representing interest	(62,000)
Net obligation under capital leases	$506,000
Less current portion	(144,000)
Non-current portion	$362,000

During the year ended December 31, 2006, rent expense amounted to approximately $649,000.

5.                                      INCOME TAXES

The benefit for income taxes consists of the following:

Current income taxes
Federal income taxes	$454,000
State and local income taxes	71,000
Total current expense	525,000

Deferred income taxes
Temporary differences	(1,013,000)
Total deferred income tax benefit	(1,013,000)

Total income tax benefit	$(488,000)

The Company had gross deferred tax assets of $3,184,000 and gross deferred tax liabilities of $688,000 at December 31, 2006.  Deferred tax assets (liabilities) consist of the following:

Current deferred tax assets (liability)
Accrued medical malpractice	$1,714,000
Prepaid malpractice insurance	(218,000)
Accrued stock compensation	771,000
Allowance for bad debt	143,000
Compensated absences	101,000
Total net current deferred tax assets	$2,511,000

Non-current deferred tax assets (liability)
Deferred rent	441,000
Depreciation	(470,000)
Other	14,000
Total net non-current deferred tax liability	$(15,000)

Total net deferred tax assets	$2,496,000

The reconciliation between the amounts computed by applying the U.S. federal statutory tax rate of 34 percent to loss before income taxes and actual income taxes is as follows:

Income tax benefit at statutory rate	$(817,000)
State income taxes, net of federal income tax	(43,000)
ESOP stock compensation	177,000
Stock compensation	170,000
Other permanent differences	25,000
Total	$(488,000)

6.                                      RETIREMENT PLANS

The Company maintains a 401(k) Profit Sharing Plan (the “401(k) Plan”) that covers employees age 19 or over, who work 1,000 hours or more per year. The Company’s contribution to the plan in 2006 was approximately $186,000.

On January 1, 1991, the Company established the Vista Staffing Solutions, Inc. Employee Stock Ownership Plan (the “ESOP”), a noncontributory “employee stock ownership plan” (within the meaning of Internal Revenue Code Section 409). In connection with the January 3, 2007 acquisition of the Company by On Assignment, Inc. (Note 9), the ESOP was merged into the 401(k) Plan, with the effect that the ESOP ceased to constitute an “employee stock ownership plan” and all assets of the ESOP (held by the Company’s Employee Stock Ownership Trust (the “ESOP Trust”)) were transferred to the 401(k) Plan and credited to the appropriate participant’s 401(k) Plan accounts.  Vesting conditions applicable to participant accounts under the ESOP continue to apply under the 401(k) Plan, however, the distribution of these accounts is now governed by the terms of the 401(k) Plan.  In connection with the sale of the Company and the merger of these plans, all shares held by the ESOP Trust and all debt related to the ESOP Trust (each discussed below) were sold and repaid, respectively.

Prior to its termination, the ESOP covered employees 19 years of age or older, who worked 1,000 hours or more per year and were employed on the last day of the year.

During 2005, the ESOP Trust borrowed $6,427,000 from the Company and used the proceeds to purchase 64,125 shares of the Company’s common stock, which were held in trust, from owners of the Company at a price of $100.22 per share. The Company financed the loans to the ESOP Trust with the Company’s available cash and line of credit, by obtaining a note from a financial institution bearing interest at 6.75% and  by obtaining a 10% interest-bearing note from the owner sellers (Note 3).

Prior to the merger of plans, the ESOP Trust was scheduled to repay the Company based upon five equal annual installments of approximately $1,285,000 beginning in 2006, and continuing through 2010. The Company’s note was prepayable without penalty by the ESOP Trust and the unallocated shares of stock held by the ESOP Trust were pledged as collateral for the debt. The ESOP was funded by contributions made by the Company in amounts sufficient to retire the debt.

Shares purchased by the ESOP Trust were held in a suspense account and released as the debt was repaid and allocated among participants on the basis of compensation in the year of allocation. Contributions to the ESOP and shares released from the loan collateral were expensed on a straight-line basis over five years, which approximates the proportional amount of repayment of the ESOP loans. Shares released were charged to compensation expense at their average fair market value during the reporting period. Benefits became 100% vested after five years of credited service, with forfeitures of nonvested benefits reallocated among remaining participating employees in the same proportion as contributions.  The Company was required to repurchase shares, upon exercise, at fair value.

7.                                      CONCENTRATION OF CREDIT

Financial instruments which potentially subject the Company to concentration of credit risk consist primarily of trade receivables and cash and cash equivalents. In the normal course of business, the Company provides credit terms to its customers. Accordingly, the Company performs ongoing credit evaluations of its customers and maintains allowances for possible losses which, when realized, have been within the range of management’s expectations. No single customer exceeded 10% of revenue for the year ended December 31, 2006.

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

8.                                      CONTINGENCIES

The Company has litigation that has arisen in the normal course of business. As the Company becomes aware of such claims and legal actions, the Company provides accruals if the exposures are probable and estimable. If an adverse outcome of such claims and legal actions is reasonably possible, the Company assesses materiality and provides disclosure, as appropriate.

The Company’s former insurance carrier, under whose policy certain claims have been made, declared bankruptcy in February 2002. Such claims continue to be vigorously defended by the Company and management does not believe the outcome will have any material impact on the financial condition of the Company.

9.                                      SUBSEQUENT EVENTS

On January 3, 2007, the Company was acquired by On Assignment, Inc. for a total cash purchase price of approximately $41,100,000 plus an $8,000,000 two year earn-out provision based on the Company’s 2007 and 2008 performance.  Upon closing of the transaction, the Company’s line of credit and $1,875,000 of its long-term debt obligations were repaid and the Company paid and expensed approximately $810,000 in investment banking and related fees that were payable contingent upon the closing of the Company’s acquisition by On Assignment, Inc.

In December 2006, the Company entered into a settlement agreement with an officer of the Company to terminate his employment in connection with the acquisition of the Company by On Assignment, Inc. Per the terms of the settlement agreement, employment with the Company of this officer would terminate effective as of the closing of the acquisition. Contingent upon the closing of the acquisition by On Assignment, Inc., the officer received a cash payment of $1,200,000. Had the closing not occurred by January 31, 2007, the settlement agreement would have been terminated.